                                                                   Exhibit 10.38

                         SECURITIES PURCHASE AGREEMENT

     This Securities Purchase Agreement (this "Agreement"), dated as of __________, 1999 is entered into by and between
_____________________________________ (the "Purchaser"), and Magainin
Pharmaceuticals Inc., 5110 Campus Drive, Plymouth Meeting, PA 19462 (the "Company").

     The Company is offering for sale, to the Purchaser and to certain other parties (the "Other Purchasers"), and the Purchaser and the Other Purchasers have agreed or will agree to purchase, on substantially the same terms as contained herein, in the aggregate, nor more than four million (4,000,000) shares of the Company's common stock, par value of $.002 per share (the "Common Stock"). The Company has offered for sale, and the Purchaser has agreed to purchase _______ shares (the "Shares") of fully registered Common Stock on the terms and conditions herein provided. In connection herewith, the Company and the Purchaser hereby agree as follows:

1.   Purchase and Sale of Shares.  Upon the basis of the representations and
     ---------------------------
warranties and subject to the terms and conditions set forth herein, the Company agrees to issue and sell the Shares to the Purchaser on the Closing Date (as herein defined) at a per share purchase price of $_______ (the "Per Share Purchase Price," and the aggregate purchase price for all of the Shares is referred to as the "Purchase Price") and, upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Purchaser agrees to purchase the Shares from the Company on the Closing Date at the Purchase Price.

     Notwithstanding the foregoing, in the event that the Company sells any shares (or securities that may be converted into or exchanged for shares) of Common Stock in an original issuance (not shares traded on the Nasdaq National Market in the aftermarket) for less per share than the Per Share Purchase Price at any time during the ninety (90) day period commencing on the Closing Date (except for shares issued pursuant to (a) stock options, (b) purchases by the Company of outstanding existing stock options, and (c) warrants outstanding as of the date hereof) the Company shall have the obligation to promptly notify and pay the Purchaser (x) the aggregate difference between (i) the per share price of the Shares and (ii) the per share price of such additional shares of the Company's Common Stock (or securities that may be converted into or exchanged for shares of Common Stock) so sold, (y) multiplied by the number of Shares purchased hereunder, at the Company's option, in either cash or additional shares of the Company's Common Stock. If the Company elects to pay in Common Stock, the Common Stock shall be valued at the price at which the Company sells any such shares (or securities that may converted into or exchanged for shares) of Common Stock and will be payable within five (5) days of such other sale.

2.   Closing.  The closing of the purchase and sale of the Shares (the
     -------
"Offering") shall take place at the same time as closing on shares of Common Stock purchased by the Other

Purchasers, on the first business day following the satisfaction of the conditions set forth in Paragraph 6 below, as coordinated by the parties, or on such other date or at such other time and place as the Company and the Purchaser may agree upon (such time and date of the closing being referred to herein as the "Closing Date"). Upon payment of the Purchase Price in full in immediately
     ------------
available funds by or on behalf of the Purchaser to the Company by wire transfer to an account specified by the Company to the Purchaser prior to the Closing Date, the Company will promptly cause its transfer agent to deliver to the Purchaser certificates representing the shares of Common Stock in such denominations and registered in such names as the Purchaser shall have requested not less two business days prior to the Closing Date. The Company shall provide facsimile copies of the certificates to the Purchaser on the Closing Date.

3.   Registration
     ------------

     (a) On or before the Closing Date, the Company's Registration Statement on Form S-1 will be declared effective by the Securities and Exchange Commission ("Commission") (including all exhibits thereto and all
                       ----------
          information and documents incorporated by reference therein, the "Registration Statement") and include the registration of the original
          -----------------------
          issuance of the Shares of Common Stock purchased by the Purchaser pursuant to this Agreement.

     (b) If not completed on or prior to the Closing Date, then promptly after the Closing Date, the Company shall take all requisite action to list the Shares for trading on the Nasdaq National Market.

4.   Representations and Warranties of the Company.  The Company represents and
     ---------------------------------------------
warrants, as of the date hereof and as of the Closing Date, as follows:

     (a) No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company or any of the Company's affiliates is required for the execution of this Agreement or the sale of the Shares to the Purchaser,

     (b) Neither the sale of the Shares nor the performance of the Company's other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default (or an event that, with the giving of notice or the lapse of time or both, would constitute a default or trigger any right of a third party to acquire equity interests in the Company or cause mandatory adjustment of the price at which an outstanding security of the Company is convertible into Common Stock, except for approximately 1,031,000 warrants that are currently outstanding from $5.99 to $8.31 per share and which, as a result of this offering, will be adjusted to (a) reflect an exercise price range of approximately $5.35 to $7.37 and (b) increase the number of outstanding warrants by approximately 126,000 warrants) under (i) the Restated Certificates of Incorporation or the

          Bylaws of the Company, (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Company's properties or assets; (iii) any law, treaty, rule or regulation applicable to the Company (other than the federal securities laws, representations and warranties with respect to which are made by the Company, or the requirements of the Nasdaq National Market); or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or similar plan by which the Company is bound or to which any property of the Company is subject, in any event above, which violation, conflict or breach would have a material adverse effect on the Company.

     (c) the Company has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder and will use the proceeds of sale for general corporate purposes and as described in the Use of Proceeds section of the prospectus;

     (d) the Company has duly authorized the issuance of the Shares and, when issued and delivered to and paid for by the Purchaser in accordance with the terms hereof, the Common Stock will be duly and validly issued, fully paid and non-assessable and will not constitute "restricted securities" within the meaning of Rule 144(a)(3) promulgated under the Securities Act of 1933, as amended (the "Act");
                                                                         ---

     (e) the Company's Prospectus dated ______________, 1999 included in the Company's Registration Statement on Form S-1 (Registration 333-87933 attached hereto as Exhibit A); the Company's Form 8-A filed on
                             ---------
          November 7, 1991, as amended on January 15, 1993; the Company's Annual Report on Form 10-K for its Fiscal Year Ended December 31, 1998; the Company's proxy statement dated April 12, 1999 for its Annual Meeting held on May 18, 1999; the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 1999 and March 31, 1999 (collectively, the "Disclosure Documents") have been made available to
                              --------------------
          or delivered to Purchaser and, such Disclosure Documents did not, as of the date of each such respective document included therein and when considered as of today together and with this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made with respect to the Company.

     (f) the Company's Financial Statements for the year ended December 31, 1998, as amended, included in the Disclosure Documents comply in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended, and present fairly in all material respects the financial position and the results of operations and cash flows of the Company at the respective dates and for the respective periods indicated, in conformity with generally accepted accounting principles;

     (g) except as set forth in the Disclosure Documents or pursuant to this Agreement, since December 31, 1998 (i) the Company has not incurred any material liabilities, direct or contingent, except in the ordinary course of business; and (ii) there has been no material adverse change in the properties, business, results of operations of financial condition of the Company; and

     (h) as of June 30, 1999 (and without giving effect to the sale of Shares of Common Stock hereunder), the Company had a total of 22,912,000 shares of Common Stock issued and outstanding; approximately 5,113,000 shares of Common Stock were subject to outstanding options and warrants, and there will be no changes in these numbers prior to the Closing Date except as a result of shares issued in connection with the conversion or exchange or any securities of the Company or stock options granted under or shares issued under any existing stock option plan or other existing employee bonus or existing incentive plan of the Company and except as described in paragraph 4(b).

5.   Representative and Warranties of the Purchaser.  The Purchaser represents
     ----------------------------------------------
and warrants, as of the date hereof and as of the Closing Date, as follows:

     (a) no consent, approval, authorization or order of any court, governmental agency or body of arbitrator having jurisdiction over the Purchaser is required for the execution of this Agreement or the purchase of the Shares by the Purchaser;

     (b) neither the purchase of the Shares nor the performance of the Purchaser's other obligations pursuant to this Agreement will violate, conflict with, result in a breach of, or constitute a default under
          (i) the charter documents of the Purchaser; (ii) any decree, judgment, order or determination of any court, governmental agency or body, or arbitrator having jurisdiction over the Purchaser or any of the Purchaser's properties or assets; (iii) any law, treaty, rule or regulation applicable to the Purchaser; or (iv) the terms of any bond, debenture, note or other evidence of indebtedness, or any agreement, stock option or similar plan by which the Purchaser is bound or to which any property of the Purchaser is subject, in any event above, which violation, conflict or breach would have a material adverse effect on the Purchaser;

     (c) the Purchaser has taken all corporate action required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and

     (d) the Purchaser has not purchased or sold, directly or indirectly, shares of Common Stock except pursuant to this Agreement during the twenty day period referred to in Paragraph 1 above.

6.   Conditions of Closing.  The obligations of each party hereunder shall be
     ---------------------
subject to:

     (a) The accuracy in all material respects of the representations and warranties of the other party hereto as of the date hereof and as of the Closing Date, as if such representations and warranties had been made again on and as of the Closing Date;

     (b) The performance in all material respects by the other party of its obligations hereunder which must be performed prior to the Closing Date;

     (c) the Registration Statement has been declared effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued; and

     (d) The Purchaser shall have received the legal opinion of Morgan, Lewis & Bockius LLP, counsel to the Company, in the form set forth in Exhibit A hereto, with such changes thereto as may be agreed upon by the Purchaser and such counsel.

7. Covenants of the Company
   ------------------------

     (a) The Company shall, within __ days of the closing date, amended its bylaws to provide that effective on the Closing Date, the Company, without the approval of the owners of a majority of the Common Stock, shall not grant any stock options at less than the closing market price on the date of grant or reduce the price of any options which either were granted as a non-qualified stock option grant to an incoming employee or vendor or were granted under any of the Company's existing or future stock option plans, provided, however, that the
                                                 --------  -------
          foregoing shall not preclude the Company from (i) issuing new, lower priced options issued from a stock option plan to persons holding higher priced options from such plan, provided, however, that if such
                                                --------  -------
          new lower priced options are granted in exchange for such higher priced options, the shares covered by such higher priced options shall be canceled or surrendered and not available for re-grant under such stock option plan.

8.   Indemnification.
     ---------------

     (a) The Company agrees to indemnify and hold harmless the Purchaser, each person, if any, who controls the Purchaser within the meaning of
          Section 15 of the Act and each officer, director, employee and agent of the Purchaser and of any such controlling person against any and all liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation of any representation, warranty, covenant or undertaking by Company contained in this Agreement, and the Company will reimburse the Purchaser for its reasonable legal and other expenses (including the reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

     (b) The Purchaser agrees to indemnify and hold harmless the Company, each person, if any, who controls the Company with the meaning of Section 15 of the Act and each officer, director, employee and agent of the Company and of any such controlling person against any and all losses, liabilities, claims, damages or expenses whatsoever, as incurred arising out of or resulting from any breach or alleged breach or other violation or alleged violation of any representation, warranty, covenant or undertaking by the Purchaser contained in this Agreement, and the Purchaser will reimburse the Company for its reasonable cost of any investigation and preparation, and including the reasonable fees and expenses of counsel) incurred in connection therewith.

9.   Survival of Representations and Warranties.  The respective agreements,
     ------------------------------------------
representations, warranties, indemnities and other statements made by or on behalf of each party hereto pursuant to this Agreement, as of the date they were made, shall, unless otherwise specified, survive until the third anniversary of the Closing Date and shall expire thereafter.

10.  Miscellaneous.
     -------------

     (a) This Agreement may be executed in one or more counterparts and such counterparts shall constitute but one and the same agreement and authorized signatures may be evidenced to the other party by facsimile copies thereof; provided that the originally signed signature page of any party is provided to the other party within two business days after the original execution.

     (b) This Agreement shall inure to the benefit of and the binding upon the parties hereto. This Agreement shall not be assignable by any party hereto without the prior written consent of the other party hereto and no other person shall have any right or obligation hereunder. Without limiting the foregoing, the rights of Purchaser set forth in Paragraph 3 shall not be transferable to subsequent purchasers of the Shares. Any assignment contrary to the terms hereof shall be null and void and of no force or effect.

     (c) This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements or understandings, whether written or oral, between the parties respecting such subject matter.

     (d) If within twenty (20) days of the Closing Date hereof the Company enters into or is a party to any agreement to issue additional equity securities (or securities convertible or exchangeable therefor), the Company shall promptly provide notice of such agreement to the Purchaser, together with a copy of such agreement.

11.  Governing Law.  This Agreement shall be governed by the internal laws of
     -------------
the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first set forth above.

                         MAGAININ PHARMACEUTICALS INC.


                         By:
                            -------------------------------------
                            Michael R. Dougherty
                            President and Chief Executive Officer


                         PURCHASER:
                         ---------



                         By:
                            -------------------------------------

[Date]



[Purchaser]



Ladies and Gentlemen:

Ladies and Gentlemen:

We have acted as counsel to Magainin Pharmaceuticals Inc., a Delaware corporation (the "Company"), in connection with the sale by the Company to you of _______ shares of the Company's Common Stock, par value $.002 (the "Shares"), pursuant to the Securities Purchase Agreement, dated as of __________, 1999 (the "Agreement"), between the Company and ___________________ (the "Purchaser"). This opinion is being delivered to you pursuant to paragraph 6(d) of the Agreement. All terms used herein have the meanings defined for them in the Agreement unless otherwise defined herein.

We have acted as counsel for the Company in connection with the negotiation of the Agreement, the preparation and filing of the Company's Registration Statement on Form S-1 and all amendments thereto (said Registration Statement in the form in which it was declared effective by the Securities Exchange Commission on ___________ being hereinafter referred to as the "Registration Statement") and the related Prospectus dated ___________ (hereinafter referred to as the "Final Prospectus") in the form in which it was filed pursuant to Rules 424(b) and 430A under the Securities Act of 1933, as amended (the "Securities Act"), and the issuance of the Shares.

In connection with the opinions expressed below, we have examined and relied upon copies of the Agreement, the Restated Certificate of Incorporation and bylaws of the Company, records of corporate proceedings of the Company and the Final Prospectus. As to certain questions of fact material to the opinions expressed herein, we have, with your consent, and without independent investigation, relied to the extent we deemed appropriate upon the representations of the parties thereto set forth in the Agreement. We have also examined and relied upon such certificates of public officials, corporate records, documents and other certificates and have made such other investigations of fact and law as we have deemed necessary in connection with the opinions set forth below.

In rendering the following opinions, we have assumed (i) the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all copies submitted to us as copies thereof, (ii) the legal capacity of natural persons,
(iii) that the Agreement constitutes the legal, valid and binding obligation of the Purchaser and (iv) that all conditions precedent to the consummation of the sale of the Shares have been satisfied, including payment therefor as provided for in the Agreement.

Based upon and subject to the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1. The Company is a corporation validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in the Commonwealth of Pennsylvania.

2. The Company has all requisite legal and corporate power to execute and deliver the Agreement, to sell and issue the Shares pursuant to the Agreement and to carry out and perform its obligations under the terms of the Agreement. The Shares issued under the Agreement are validly issued, fully paid and nonassessable and free of any liens or encumbrances created by the Company and free of any preemptive or similar rights contained in the Restated Certificate of Incorporation or Bylaws of the Company.

3. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution and delivery of the Agreement by the Company, the authorization, sale, issuance and delivery of the Shares and the performance of the Company's obligations under the Agreement has been taken. The Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally (including applicable fraudulent transfer laws) or by equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity) and the discretion of the court before which any proceeding may be brought.

4. To our knowledge, the Company is not in violation of any term of its Restated Certificate of Incorporation or Bylaws. The execution, delivery and performance of and compliance with the terms of the Agreement, and the issuance of the Shares do not violate any provision of the Restated Certificate of Incorporation or Bylaws.

5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement, or the Company's offer, sale or issuance of the Shares or the consummation of any other transaction by the Company contemplated thereby, except as has been obtained. Our opinion herein is subject to the timely and proper completion of any required filing of any supplement to the Final Prospectus pursuant to Rule 424(b) under the Securities Act in the manner and within the time period required by Rule 424(b). To our knowledge, as of the date hereof no supplement to the Final Prospectus is required to be filed pursuant to Rule 424(b).

6. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Securities Act, and nothing has come to our attention to lead us to believe that such proceedings are contemplated.

The opinions set forth above are subject to the following qualifications:

(A) Wherever we have stated we have assumed any matter or relied upon any representation, it is intended to indicate that we have assumed such matter or relied upon any representation without making any factual, legal or other inquiry or investigation, and without expressing any opinion or conclusion of any kind concerning such matter; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company.

(B) Whenever a statement or opinion set forth herein is qualified by "to our knowledge," "of which we have knowledge" or any similar phrase, it is intended to indicate that, during the course of our representation of the Company in the subject transaction no information that would give us current actual knowledge of the inaccuracy of such statement has come to the attention of those attorneys in this Firm who have rendered legal services in connection with the representation described in the introductory paragraph of this opinion letter. However, we have not undertaken any independent investigation to determine the accuracy of such statement or opinion; no inference as to our knowledge of any matters bearing on the accuracy of any such statement or opinion should be drawn from the fact of our representation of the Company.

(C) We express no opinion with respect to the laws of any jurisdiction other than the federal laws of the United States of America, the laws of the Commonwealth of Pennsylvania and the Delaware General Corporation Law (the "DGCL"). Further, we express no opinion with respect to, or as to the effect on the subject transaction of, any federal or state laws relating to (i) tax matters, (ii) antitrust matters, including compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (iii) compliance with "antifraud" or other applicable disclosure requirements. Our opinion regarding state securities laws is based solely upon our examination of the latest unofficial compilations available to us of the applicable statutes, if any, and, in certain instances, the published rules and regulations issued thereunder. Our opinion regarding state securities laws is further subject to broad discretionary powers of the authorities administering the state securities laws to, among other things, withdraw exemptions accorded by statute, to impose additional requirements or to revoke or suspend at any time the registration or qualification of securities for offering in their respective jurisdictions. With respect to state securities laws, we have relied exclusively on information provided in the Agreement by the Purchaser concerning the residency or principal place of business of the Purchaser.

(D) Our opinions expressed in paragraph 1 above as to the existence, good standing and qualification to do business of the Company are based solely on certificates issued by the Secretary of State of the State of Delaware and the Secretary of the Commonwealth of Pennsylvania, and has the meaning set forth in and is as of the dates of such certificates. Copies of such certificates have been provided to you or your counsel.

This opinion speaks only as of the date hereof (except as set forth in (D) above) and we do not have, nor do we assume, any obligation to advise you of any changes in facts or in the applicable laws of the Commonwealth of Pennsylvania, or the United States of America or the DGCL which may affect our opinion.

This opinion is solely for the benefit of the addressee hereof for use in connection with the transactions contemplated by the Agreement and may not be relied upon by any other person or for any other purpose without our express written consent.


Very truly yours,